Exhibit 10.1

SETTLEMENT AGREEMENT AND

GENERAL MUTUAL RELEASE

This Settlement Agreement and General Mutual Release (“Agreement”) is made and entered into as of October ___, 2009 (the “Effective Date”), by and among Ethos Environmental, Inc. and its wholly owned subsidiary Ecomates, LLC (collectively, “ETHOS”), Thrive Worldwide, LLC, Amy Black, Jack Peterson, and Craig Ellins (collectively, “Thrive”) and MKM Opportunity Master Fund, Ltd. (“MKM”).

RECITALS

A.

Whereas Ethos and Thrive entered into an Outsourcing Agreement in February, 2009 (the “Outsource Agreement”), whereby Thrive and Ethos set forth the terms and conditions of an ongoing business relationship by and between Thrive and Ethos.

B.

Whereas, Thrive and Ethos are currently at odds relating to various terms and conditions of the Outsource Agreement.

C.

Whereas, Ethos and the Thrive, as a result of negotiations, have reached a resolution deemed fair and equitable relating to the Outsourcing Agreement, pursuant to the terms of this Agreement, Thrive and Ethos wish to compromise, resolve, waive and release any and all claims, known or unknown, by and between them as fully set forth herein which exist or may exist today.

D.

Whereas, as part of this Agreement, Thrive shall assign all of its rights, title and interest hereunder to MKM in the manner set forth herein.

E.

Whereas, each party, without admitting any liability whatsoever, enters into this Agreement to settle all disputes, claims and actions between the Parties, as well as to settle any and all events or relationships between the Parties.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties covenant and agree as follows:

A.

Recitals.

The foregoing recitals are true and correct and incorporated by reference herein.

B.

Consideration.

As full consideration for this Agreement:

1.

Cash Payment. Ethos shall issue a six (6) month Promissory Note (the “Note”) to Thrive in the principal amount of $80,000 which shall accrue simple interest at a rate of 10% per annum. A copy of the Note is attached hereto as Exhibit A.

2.

Common Stock: Ethos shall issue to Thrive one million (1,000,000) restricted common shares of Ethos common stock (the “Shares”).

3.

Asset Assignment to Ethos. Thrive shall immediately, upon the signing of this Agreement, irrevocably transfer all rights, title and interest to any and all assets (the “Assets”) used by Thrive for the benefit of Ethos, or in any other way held by Thrive on behalf of Ethos, including but not limited to the Exigo software system, the service agreement between Thrive and Exigo Office, Inc. (“Exigo”) dated on or about February 24, 2009, and the ownership to the URL www.ecomates.com and any related URLs. A copy of the Asset Assignment Agreement is attached hereto as Exhibit B.

4.

 Expenses. It is agreed and understood that Thrive shall be liable for any and all amounts, fees and expenses due on or before June 15, 2009, and that Ethos shall be liable for any and all amounts, fees and expenses due after June 15, 2009, with the understanding that any fees related to Exigo or the gas and grocery program shall be the liability of Ethos as of June 1, 2009.

5.

Securities held by Thrive. Any and all securities of Ethos, including but not limited the options granted and/or due to Thrive per the Outsource Agreement, held and/or due to Thrive prior to the execution hereof shall be immediately returned to Ethos to be canceled upon execution of this Agreement.

6.

Ecomates Hierarchal Position. Thrive’s position within the Ecomates multi-level marketing network shall be relinquished. However, Ethos and Thrive agree to work together on a case by case basis if for the benefit of Ethos/Ecomates for which Thrive shall receive fair and reasonable compensation, which fair and reasonable compensation shall be determined by the Neutrals in writing and signed by both Neutrals.

7.

Thrive/MKM Concurrent Transaction. Thrive and MKM hereby agree in exchange for consideration, the sufficiency of which is hereby acknowledged, Thrive shall; (i) instruct Ethos to issue the Note directly to MKM; and, (ii) instruct Ethos to issue the Shares directly to MKM.

C.

Breach; Action for Damages. The parties hereto may seek damages against the other resulting from a breach of this Agreement, or the breach of any Exhibit hereto. In the event of any such action, the prevailing Party shall be entitled to all legal and equitable relief, including without limitation, reimbursement of attorneys’ fees and expenses.

D.

No Waiver. The waiver by any party of the performance of any covenant, condition, promise or breach shall not invalidate this Agreement, nor shall it waive that Party’s or any other Party’s right to future performance of such covenant, condition or promise. The failure to pursue or the delay in pursuing any remedy or in insisting upon full performance any covenant, condition or promise shall not prevent a party from later pursuing remedies or insisting upon full performance for the same or similar defaults, breaches or failures.

E.

Notices. All notices, approvals, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall either be delivered in writing personally or sent by overnight mail delivery or sent by certified first class mail, postage prepaid, deposited in the United States mail, and properly addressed to the Party at its address set forth on the signature page hereto, or at any other address that such Party may designate by written notice to the other Parties. Notice shall be effective immediately upon personal delivery, after five (5) calendar days if made by regular mail or after two (2) business days if given by overnight mail or by facsimile.

F.

Mutual Release between Thrive and Ethos. Thrive, on the one hand, and Ethos, on the other hand, for themselves and their respective predecessors, successors, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, attorneys, and all others claiming by or through them hereby release and forever discharge each other and their respective predecessors, successors, affiliated entities, subsidiaries, parent companies, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, and attorneys from any and all actions, causes of action, suits, proceedings, debts, contracts, controversies, agreements, promises, damages, claims and demands of any kind, nature or description, known or unknown, of any kind whatsoever, whether based upon a tort, contract or other theory of recovery, and whether for compensatory damages, punitive damages or other relief in law, equity or otherwise, that any of the Parties has ever had, now has, or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including without limitation all claims arising out of or relating to the Outsource Agreement.

G.

Release of Unknown Claims Arising from Actions. The Parties acknowledge that they are familiar with Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Parties expressly waive and relinquish any and all rights and benefits which they may have under, or which may be conferred upon them by the provisions of Section 1542 of the California Civil Code, as well as under any other similar state or federal statute or common law principle, with respect to all claims alleged, or that could have been alleged, including without limitation any and all claims relating to or arising out of the Outsource Agreement. The Parties acknowledge that such waiver shall not prevent the Parties from seeking damages against the other resulting from a breach of this Agreement.

H.

Representation of Comprehension of Document, Undertakings and Representations and Warranties.

1.

In entering into this Agreement, the Parties hereto represent that they have read the contents of this Agreement, that the terms of this Agreement have been explained to them by their attorney, that those terms are fully understood and voluntarily accepted by them, that they have relied upon the legal advice of their respective attorney, who is an attorney of their own choosing, and that hereafter no such party shall deny the validity of this Agreement on the ground that he, she or it did not have adequate advice of counsel.

2.

Each party to this Agreement has made such investigation of the facts pertaining to this Agreement and of all the matters pertaining thereto as it deems necessary. In entering into this Agreement provided for herein, each party assumes the risk of any misrepresentation, concealment, or mistake. If any party should subsequently discover that any fact relied upon by it in entering into this Agreement was untrue, or that any fact was concealed from it, or that its understanding of the facts or of the law was incorrect, such party shall not be entitled to any relief in connection therewith, including, without limitation on the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement. This Agreement is intended to be and is final and binding between the parties hereto, regardless of any claims of misrepresentation, promise made without the intention of performing, concealment of fact, mistake of fact or law, or of any other circumstance whatsoever.

3.

Each party is aware that it may hereafter discover claims or facts in addition to or different from those it now knows or believes to be true with respect to the matters related herein. Nevertheless, it is the intention of the Parties to fully, finally, and forever settle and release all such matters and claims relative thereto, which do now exist, may exist, or heretofore have existed between them. In furtherance of such intention, the releases given herein shall be and remain in effect as full and complete releases of all such matters, notwithstanding the discovery or existence of any additional or different claims or facts relative thereto.

I.

Disclaimer of Liability. It is understood and agreed that this Agreement is a compromise of disputed claims by and between Ethos and the Thrive, and that neither the release specified herein nor the negotiation of this Agreement shall be considered as admissions of any liability whatsoever.

J.

Non-Disparagement. The Parties agree that they will not make any derogatory statements, either oral or written, or otherwise disparage each other, their products, services, work and/or employment, and will take all reasonable steps to prevent others from making derogatory or disparaging statements on their behalf. Notwithstanding the above, it is mutually agreed and understood that any truthful testimony given by any Party hereto during a deposition or examination under oath as required by this Agreement shall not be considered a violation of this provision.

K.

Entire Agreement; No Oral Modification. This Agreement constitutes the complete and entire written agreement of compromise, settlement and release between the Parties and constitutes the complete expression of the terms of the settlement. All prior and contemporaneous agreements, representations, and negotiations are superseded and merged herein. The terms of this Agreement can only be amended or modified by a writing, signed by duly authorized representatives of all Parties hereto, expressly stating that such modification or amendment is intended.

L.

Confidentiality of Entire Agreement.

1.

The Parties and their attorneys, and each of their agents or persons acting for them, are prohibited from disclosing the nature and substance of the claims involved, settlement terms and conditions, and the history, background, negotiations, terms and conditions of all settlements with any individual other than their attorneys of record and/or advisers for income tax or other legal purposes. The Parties may make such disclosures to their attorneys or to any other person or entity such as accountants, auditors or insurers, shareholders, or any other similar entity or individual to whom such disclosure is required in the ordinary course of the business, or to any potential financing source, acquirer, investor or partner of Ethos, or to anyone to whom disclosure is required by subpoena or other legal process or operation of law.

2.

The Parties and their attorneys, and each of their agents or persons acting for them, may not make any statements, either directly or indirectly, by implication or innuendo, to the press or media, concerning the fact or amount of settlement, the nature and substance of the claims resolved herein or describe or characterize the settlement in any way. The Parties and their attorneys, and each of their agents or persons acting for them, may not use their involvement in this settlement as the basis for speeches, interviews, seminars, articles, books or promotional materials of any kind. Any inquiry made of the Parties and their attorneys, and each of their agents or persons acting for them, into the subject matter of these settlement terms, by anyone, including the press or media, will be met by a statement that the disagreements were disposed of to the mutual satisfaction of the parties’ and that they have no further comment.

3.

It is mutually agreed and understood that any truthful testimony given by any Party hereto during a deposition or examination under oath as required by this Agreement shall not be considered a violation of this provision.

M.

Authority to Execute. Each Party executing this Agreement represents that it is authorized to execute this Agreement. Each person executing this Agreement on behalf of an entity, other than an individual executing this Agreement on his or her own behalf, represents that he or she is authorized to execute this Agreement on behalf of said entity.

N.

Warranty Against Assignment. The Parties represent and warrant to each other that they have not and will not encumber, assign or transfer or purport to encumber, assign or transfer, in whole or in part, to any person, firm or corporation whatsoever, any claim, debt, liability, demand, obligation, cost, expense, damage, action or cause of action herein released or settled. Notwithstanding same, it is agreed and understood by all Parties hereto that the Shares and the Note are being assigned, in whole, by Thrive to MKM per the terms of this Agreement, and the attached Exhibits.

O.

Construction of Agreement. The Parties and their counsel have reviewed and negotiated this Agreement, and the normal rule of construction to the effect that any ambiguities in an agreement are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

P.

Voluntary Agreement. The Parties have read this Agreement, have had the benefit of counsel and freely and voluntarily enter into this Agreement.

Q.

Counterparts. This Agreement may be executed in counterparts and, if so executed, each counterpart shall have the full force and effect of an original. Further, a telecopied signature page by any signatory shall constitute an original for all purposes.

R.

Further Assurances. Each of the Parties to this Agreement agrees to perform such further acts and to execute and deliver any and all further documents that may reasonably be necessary or desirable to effectuate the purpose of this Agreement.

S.

Governing Law. This Agreement is being executed and delivered, and is intended to be performed, in the State of California, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to conflict of law principles. This Agreement shall be deemed made and entered into in San Diego County, State of California, United States of America; however, it is intended to resolve all claims, known or unknown, between Ethos and the Thrive in any jurisdiction.

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IN WITNESS WHEREOF, the Parties have entered into this Agreement made and effective as of the date first hereinabove written.

Dated: October 13, 2009		Ethos Environmental, Inc.

	By:	/s/ Thomas W. Maher
		Name:	Thomas W. Maher
		Title:	Chief Financial Officer
		Address:	6800 Gateway Park Drive
San Diego, CA 92154
Facsimile: (619) 575-9300

Dated: October__, 2009		Thrive Worldwide, LLC

By:
Name:
Address:

Dated: October__, 2009		Amy Black

By:
Name:
Address:

Dated: October__, 2009		Jack Peterson

By:
Name:
Address:

Dated: October__, 2009		Craig Ellins

By:
Name:
Address:

Dated: October__, 2009		MKM Opportunity Master Fund, Ltd.

By:
Name:
Address: